UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

NORTHANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-41816	88-1513509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Catawba River Rd
Fort Lawn,
SC
29714
(Address of Principal Executive Office) (Zip Code)

(916) 573 3803
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 8, 2025, Northann Corp. (the “Company”) received a letter (the “Letter”) from the staff of NYSE American LLC (the “Exchange”) stating that the Company was not in compliance with the Exchange’s continued listing standards under Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”), as it had stockholders’ equity of approximately $1.8 million as of September 30, 2025, and losses from continuing operations and/or net losses in two of its three most recent fiscal years ended December 31, 2024. Section 1003(a)(i) of the Company Guide requires a listed company to have
s
tockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. The Company is now subject to the procedures and requirements of Section 1009 of the Company Guide. The Company has until January 7, 2026, to submit a plan (the “Plan”) of actions it has taken or will take to regain compliance with the continued listing standards by June 8, 2027.

Additionally, the Exchange has informed the Company that its records indicate that the Company has a current outstanding fee balance of $60,000.00 as of December 8, 2025, and that it would not review a business plan unless the Company has paid in full any listing or annual fees to the Exchange that are outstanding as of December 8, 2025.

The Company intends to pay all outstanding fees to the Exchange in full, and timely deliver a Plan to the Exchange. If the Exchange accepts the Plan, the Company will be able to continue its listing during the Plan period and will be subject to periodic reviews including quarterly monitoring for compliance with the Plan until it has regained compliance. If the Plan is not accepted by the Exchange, the Letter stated that delisting proceedings will commence. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Letter has no immediate effect on the listing or trading of the Company’s common stock on the Exchange. The common stock will continue to trade under the symbol “NCL”, but will have an added designation of “.BC” to indicate the status of the common stock as “below compliance”. The Company’s receipt of the Letter from the Exchange does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

Item 8.01 Other Events.

On December 11, 2025, the Company issued a press release relating to the matters described in Item 3.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 11, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: December 11, 2025	By:	/s/ Lin Li
	Name:	Lin Li
	Title:	Chief Executive Officer

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